UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2016

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 21, 2016, the Compensation Committee of the Board of Directors (the "Committee") of Cabot Corporation (the "Company"), approved certain changes to Sean D. Keohane’s compensation in connection with his new role as the President and Chief Executive Officer of the Company. Mr. Keohane’s annual base salary will be $850,000 per year, effective March 11, 2016, and his target annual bonus under the Company’s annual incentive compensation plan will be 100% of his base salary during the year. Mr. Keohane also received a supplemental equity grant under the Company’s 2009 Long-Term Incentive Plan with a grant date fair market value of $1,000,000, comprised of 7,105 performance-based restricted stock units (35% of the grant date value), 6,090 time-based restricted stock units (30% of the grant date value) and 26,455 stock options (35% of the grant date value). These awards will vest on the same schedule as the equity awards granted to Mr. Keohane and the Company’s other executive officers on November 12, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

March 25, 2016	By:	Brian A. Berube

Name: Brian A. Berube
Title: Senior Vice President and General Counsel